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                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                ---------------------

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                         Electronics Boutique Holdings Corp.
                        -------------------------------------
                (Exact Name of Registrant as Specified in Its Charter)

                    Delaware                           51-379406
                    --------                           ---------
     (State of Incorporation or Organization)     (I.R.S. Employer
                                                  Identification no.)

931 South Matlack Street, West Chester, PA              19382
------------------------------------------             -------
(Address of Principal Executive Offices)              (Zip Code)


If this form relates to the             If this form relates to the registration
registration of a class of              of a class of securities pursuant to
securities pursuant to Section          Section 12(g) of the Exchange Act and
12(b) of the Exchange Act and           is effective pursuant to General
is effective pursuant to                Instruction A.(d), please check the
General Instruction A.(c),              following box. /x/
please check the following box. / /
                                                                333-48523
Securities Act registration statement file number to       ------------------
which this form relates:                                     (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

               None

Securities to be registered pursuant to Section 12(g) of the Act:

                       Common Stock, par value $.01 per share
                       ---------------------------------------
                                  (Title of Class)



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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.

          The class of securities to be registered hereunder is Common Stock, $.01 par value per share, of Electronics Boutique Holdings
     Corp. (the "Registrant"). The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registrant's Registration Statement on Form S-1
     (Reg. No. 333-48523), as originally filed or subsequently amended (the "S-1"), which S-1 was originally filed with the Securities and Exchange Commission on March 24, 1998, is incorporated herein by reference.

Item 2.   Index to Exhibits.

          *3.1 Certificate of Incorporation of the Registrant

          *3.2 By-Laws of the Registrant

          *4.1 Copy of Specimen Stock Certificate

     *Incorporated by reference to the S-1.


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                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   Electronics Boutique Holdings Corp.


Date:     July 8, 1998            By:   /s/ James A. Smith
      ---------------------             -------------------------
                                        James A. Smith,
                                        Vice President - Finance